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EXHIBIT 11: STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

NINE MONTHS ENDED SEPTEMBER 30, 1997

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

WEIGHTED AVERAGE SHARES OUTSTANDING:                             (1) Common equivalent shares related to
Wtd. Avg. Shares outstanding Jan-Sep           1,734,098         the options and warrants issued within the
Common equivalent shares outstanding             559,637 (1)     one year period prior to the filing of the
                                               ---------         registration statement.

                                               2,293,735 (2)
                                              ----------

                                                                 (2) Options and warrants issued in the
NET INCOME APPLICABLE TO COMMON STOCK:                           periods preceding the one year prior to
Net income (loss)                            ($6,177,014)        filing the registration statement are not
Accretion of premiums on preferred stock        (208,629)        included for purposes of the calculation
                                              ----------         because they are antidilutive.
                                             ($6,385,643)
                                              ----------

PRIMARY EPS:                                      ($2.78)
                                              ----------

NINE MONTHS ENDED SEPTEMBER 30, 1996


WEIGHTED AVERAGE SHARES OUTSTANDING:
Wtd. Avg. Shares outstanding Jan-Sep           1,344,331
Common equivalent shares outstanding             559,637 (1)

                                               1,903,968 (2)
                                              ----------

NET INCOME APPLICABLE TO COMMON STOCK:
Net income (loss)                            ($2,785,476)
Accretion of premiums on preferred stock        (208,629)
                                              ----------

                                             ($2,994,105)
                                              ----------

PRIMARY EPS:                                      ($1.57)
                                              ----------

THREE MONTHS ENDED SEPTEMBER 30, 1997


WEIGHTED AVERAGE SHARES OUTSTANDING:
Wtd. Avg. Shares outstanding July-Sep          1,566,839
Common equivalent shares outstanding             559,637 (1)

                                               2,126,476 (2)
                                              ----------

NET INCOME APPLICABLE TO COMMON STOCK:
Net income (loss)                            ($2,352,248)
Accretion of premiums on preferred stock         (69,543)
                                              ----------

                                             ($2,421,791)
                                              ----------

PRIMARY EPS:                                      ($1.14)
                                              ----------

THREE MONTHS ENDED SEPTEMBER 30, 1996


WEIGHTED AVERAGE SHARES OUTSTANDING:
Wtd. Avg. Shares outstanding July-Sep          1,200,552

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


Common equivalent shares outstanding             559,637 (1)

                                               1,760,189 (2)
                                              ----------

NET INCOME APPLICABLE TO COMMON STOCK:
Net income (loss)                            ($1,001,875)
Accretion of premiums on preferred stock         (69,543)
                                              ----------

                                             ($1,071,418)
                                              ----------

PRIMARY EPS:                                      ($0.61)
                                              ----------

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